As filed with the Securities and Exchange Commission on March 15, 1999

                                                      Registration No.: 33-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                            SIRCO INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)

               New York                                     13-2511270
      (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                  Identification Number)

                             24 Richmond Hill Avenue
                           Stamford, Connecticut 06901
                                 (203) 359-4100
               (Address, including zip code, and telephone number,
        including area code of Registrant's principal executive offices)

                SIRCO INTERNATIONAL CORP. 1995 STOCK OPTION PLAN

                                   Copies to:

                                   Joel Dupre
                Chairman of the Board and Chief Executive Officer
                            Sirco International Corp.
                             24 Richmond Hill Avenue
                           Stamford, Connecticut 06901
                                 (203) 359-4100


                              Eric M. Hellige, Esq.
                        Pryor Cashman Sherman & Flynn LLP
                                 410 Park Avenue
                            New York, New York 10022
                                 (212) 421-4100

          (Names, addresses and telephone numbers of agent for service)

                                          CALCULATION OF REGISTRATION FEE

================================ ====================== ===================== ======================= ======================
           Title of               Amount of Shares to     Proposed Maximum       Proposed Maximum           Amount of
         Securities to              be Registered *      Offering Price Per     Aggregate Offering      Registration Fee
         be Registered                                        Share**                 Price
================================ ====================== ===================== ======================= ======================
Common Stock, $.01 par              800,000 shares              $1.78               $1,424,000               $431.52
value .
================================ ====================== ===================== ======================= ======================

*        All the securities registered hereby are issuable under the Plan.
** Calculated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee (based on the closing price per share of the Registrant's common stock as reported on the NASDAQ Small Cap market on March 9, 1999.) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Note: The document(s) containing the information specified in this Part I will be sent or given to directors, officers and employees, as required by Rule 428(b)(1) of the Securities Act of 1933 (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. See Rule 421 of the Securities Act.

Item 1.  Plan Information.

         Not required to be filed with the Commission.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not required to be filed with the Commission.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents and information previously filed with the Commission by the Registrant (File No. 0-4465) are incorporated by reference in this Registration Statement:

         (1) Our Annual Report on Form 10-K for the fiscal year ended November 30, 1998; and

         (2) The description of our Common Stock contained in our Registration Statement on Form S-8 (File No. 33-19611) filed January 10, 1997 under the Securities Act.

         All documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel.

         Eric M. Hellige, a member of our Board of Directors, is a member of Pryor Cashman Sherman & Flynn LLP, our counsel ("Pryor Cashman").

Item 6.  Indemnification of Directors and Officers.

         Reference is made to Sections 721 through 725 of the Business Corporation Law of the State of New York (the "BCL"), which provides for indemnification of directors and officers of New York corporations under certain circumstances.

         Section 722 of the BCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, in connection with actions or proceedings, whether civil or criminal (other than an action by or in the right of the corporation, a
"derivation action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute does not apply in respect of a threatened action, or a pending action that is settled or otherwise disposed of, and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 721 of the BCL provides that Article 7 of the BCL is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, disinterested director vote, shareholder vote, agreement or otherwise.

         Article XII of our by-laws requires us to indemnify our officers and directors to the fullest extent permitted under the BCL. Article XII of our by-laws further provides that no director shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the court in which such action or suit was brought or, if no action was brought, any court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

         Section 402(b) of the BCL provides that a corporation's certificate of incorporation may include a provision that eliminates or limits the personal liability of the corporation's directors to the corporation or its shareholders for damages for any breach of a director's duty, provided that such provision does not eliminate or limit (1) the liability of any director if a judgment or other final adjudication adverse to the director establishes that the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained a financial profit or other advantage to which the director was not legally entitled or that the director's acts violated Section 719 of the BCL, or (2) the liability of any director for any act or omission prior to the adoption of a provision authorized by Section 402(b) of the BCL. Article Sixth of our Certificate of Incorporation, as amended, provides that none of our directors shall be liable to us or our shareholders for any breach of duty in such capacity except as provided in
Section 402(b) of the BCL.

         Any amendment to or repeal of our Certificate of Incorporation or by-laws shall not adversely affect any right or protection of our directors or officers for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our controlling directors, officers or persons pursuant to the foregoing, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable

Item 8.  Exhibits.

Exhibit No.       Description
-----------       -----------

       4.1 Form of Common Stock certificate, incorporated herein by reference from Exhibit 4.1 to our Registration Statement on Form S-8 (File No. 33-00637) filed February 1, 1996;
       4.2 Certificate of Incorporation, as amended, incorporated by reference to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 27, 1969 under Registration Number 2-34436.
       4.3 Certificate of Amendment of the Certificate of Incorporation, incorporated by reference to the our definitive proxy statement filed with the Securities and Exchange Commission in connection with the Company's Annual Meeting of Shareholders held in May 1984.
       4.4 Certificate of Amendment to the Certificate of Incorporation, incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended November 30, 1988.
       4.5 Certificate of Amendment to the Certificate of Incorporation, incorporated by reference to Exhibit 3(e) to the Company's Annual Report on Form 10-K for the year ended November 30, 1994, as amended.
       4.6 Certificate of Amendment of the Certificate of Incorporation, incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended August 30, 1995.

       4.7 Certificate of Amendment of Certificate of Incorporation filed February 17, 1999, incorporated by reference to Exhibit 3(f) to the Company's Annual Report on Form 10-K for the year ended November 30, 1998.
       4.8 By-laws, amended and restated as of December, 1996, incorporated by reference to Exhibit 3(e) to the Company's Annual Report on Form 10-K for the year ended November 30, 1996.
       5.1        Opinion of Pryor Cashman Sherman & Flynn LLP
       23.1 Consent of Pryor Cashman Sherman & Flynn LLP (included as part of Exhibit 5.1)
       23.2       Consent of Nussbaum Yates & Wolpow, P.C.
       24 Powers of Attorney (included in the signature page of this Registration Statement)

Item 9.  Undertakings.

         We, the undersigned registrant, hereby undertake:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         We hereby further undertake that, for the purposes of determining any liability under the Securities Act of 1933, each filing of our annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         We hereby further undertake that:

         (1) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement at the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on this 15th day of March, 1999.


                                                      SIRCO INTERNATIONAL CORP.


                                                 By   /s/ Joel Dupre
                                                      --------------
                                                      Joel Dupre
                                                      Chairman of the Board and
                                                      Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes Joel Dupre, Eric M. Hellige and Paul H. Riss, and each of them singly, his true and lawful attorneys-in-fact with full power to execute in the name of such person, in the capacities stated below, and to file, such one or more amendments to this Registration Statement as the Registrant deems appropriate, and generally to do all such things in the name and on behalf of such person, in the capacities stated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as may be signed by said attorneys-in-fact, or any one of them, to any and all amendments to this Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Dated: March 15, 1999                                /s/ Joel Dupre
                                                     --------------
                                                     (Joel Dupre)
                                                     Chairman of the Board and
                                                     Chief Executive Officer


Dated: March 15, 1999                                /s/ Paul H. Riss
                                                     ----------------
                                                     (Paul H. Riss)
                                                     Chief Financial Officer
                                                     and Director


Dated: March 15, 1999                                /s/ Eric M. Hellige
                                                     -------------------
                                                     (Eric M. Hellige)
                                                     Director


Dated: March 15, 1999                                /s/ Eric Smith
                                                     --------------
                                                     (Eric Smith)
                                                     Director


Dated: March 15, 1999                                /s/ Barrie Sommerfield
                                                     ----------------------
                                                     (Barrie Sommerfield)
                                                     Director

Dated: March 15, 1999                                /s/ Anthony Scalice
                                                     -------------------
                                                     (Anthony Scalice)
                                                     Director